EXHIBIT 10.5

STOCK PURCHASE AGREEMENT

THIS AGREEMENT, made and entered into effective as of June 30, 2002, by and among: Tennessee Restaurant Concepts, Inc., a Tennessee corporation (the “Company”); Lowrie Management, LLLP, a Colorado limited liability limited partnership (“Lowrie Management”), and Troy H. Lowrie, a Colorado resident (“Lowrie”); and VCG Holding Corp., a Colorado corporation (the “Buyer”);

WITNESSETH:

WHEREAS, Lowrie Mangement and Lowrie (referred to collectively as the “Sellers” and individually as a “Seller”) own, of record and beneficially, all of the outstanding shares of capital stock of the Company;

WHEREAS, Sellers each desire to sell to Buyer, and Buyer desires to buy from Sellers, all of the issued and outstanding shares of common stock of the Company (the “Shares”).

WHEREAS, Buyer and Sellers are related parties and have had an opportunity to ask questions, receive answers and otherwise obtain any information necessary become fully familiar with each other’s businesses and operations.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

ARTICLE I

TERMS OF PURCHASE AND SALE

1.1  Purchase and Sale of Shares of the Company.    On the Closing Date, Sellers shall each sell to Buyer, free and clear of all security interests, pledges, mortgages, claims, liens, charges, encumbrances or other rights or interests of any other person, all of the Shares, and Buyer shall purchase from each Seller, all (and not less than all) of the Shares for the purchase price specified herein. At the Closing, Sellers shall each deliver to Buyer the certificates for the Shares representing all of the Shares which are required to be delivered or are otherwise deliverable by Sellers pursuant to this Agreement, which certificates shall be duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning such Shares in blank, and Buyer shall deliver to Sellers the Purchase Price.

1.2  The Closing.    The purchase and sale of all of the Shares (the “Closing”) shall take place at such place and date as the parties may mutually agree (the “Closing Date”). In no event shall the effective date of the Closing Date be later than June 30, 2002. All action to be taken at the Closing and all documents and instruments delivered in connection therewith shall be considered to have been taken or delivered simultaneously, and no such action or delivery or payment shall be considered complete until all action incident to the Closing is completed.

1.3  Purchase Price.    The purchase price (the “Purchase Price”) for the Shares shall be 604,800 restricted shares of common stock, $.0001 par value, of VCG Holding Corp. (the “VCG Shares”). Buyer shall execute and deliver at the Closing certificates for shares of its restricted common stock to the Sellers in the names and in the amounts as follows:

Lowrie Management, LLLP	302,400
Troy H. Lowrie	302,400

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Sellers, individually and collectively hereby represent and warrant:

2.1  Corporate Existence of Company, Etc.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Tennessee, has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation, and is in good standing in each other jurisdiction where the character of its properties owned or held under lease require it to be so qualified. A complete and correct copy of the Company’s Articles of Incorporation, as amended to date, certified by the Secretary of State, and the Company’s By-Laws, as currently in effect, have been provided to the Buyer. This Agreement has been duly executed and delivered on behalf of the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general equitable principles and except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights.

2.2  Capitalization.    All of the issued and outstanding shares of common stock of the Company are owned of record and beneficially by the Sellers. All outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive rights. There is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any Shares or of any other capital stock of the Company or any securities convertible into, or other rights to acquire, any such Shares or other capital stock of the Company or (ii) obligates the Company or Sellers to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such Shares, capital stock, securities or rights. No person has any right to require the Company to register any of its securities under the Securities Act of 1933 as amended (the “l933 Act”).

2.3  Title to Shares.    Each Seller has, and on the Closing Date will have, valid and marketable title to the Shares, free and clear of any security interests, adverse claims, pledges, mortgages, charges, claims, liens, encumbrances, or other rights or interests of any other person

(“Encumbrances”), and the sale and delivery of the Shares to Buyer pursuant to this Agreement will vest in Buyer legal, valid and marketable title to the Shares, free and clear of all Encumbrances (other than Encumbrances created by Buyer and restrictions on resales of the Shares under applicable securities laws).

2.4  Authority to Sell Shares.    Each Seller holds his or her Shares separately and individually and each Seller has, and on the Closing Date will have all requisite power and authority to execute and deliver this Agreement, to sell the Shares to Buyer, and to perform its obligations hereunder.

2.5  Consents and Approvals.    Except as may be otherwise set forth herein, there is no authorization, consent order or approval of, or notice to or filing with any governmental authority required to be obtained or given or waiting period required to expire as a condition to the lawful consummation by any Seller of the sale of the Shares pursuant to this Agreement.

2.6  No Conflicts.    Except as may be disclosed herein, the execution, delivery and performance of this Agreement by Sellers and the consummation by each Seller of the transactions contemplated hereby will not conflict with, or constitute or result in a breach, default or violation of (with or without the giving of notice or the passage of time) any of the terms, provisions or conditions of, (i) the Articles of Incorporation or By-Laws of the Company; (ii) any law, ordinance, regulation or rule applicable to Sellers or the Company; (iii) any order, judgment, injunction or other decree by which Sellers or the Company or any of their respective assets or properties is bound; or (iv) any written or oral contract, agreement, or commitment to which Sellers or the Company is a party or by which they or any of their respective assets or properties is bound; nor will such execution, delivery and performance result in the creation of any material Encumbrance upon any properties, assets or rights of the Company.

2.7  Subsidiaries.    The Company does not own any equity ownership interest, directly or indirectly, in any person, corporation or other entity.

2.8  Financial Statements.    Buyer has been provided with auditable financial statements (the “Financial Statements”) for the Company prepared in accordance with GAAP sufficient for Buyer’s records and anticipated filings with the Securities and Exchange Commission. The Financial Statements fairly present the financial position of the Company and the results of operations for the periods represented therein.

2.9  Liabilities and Security Interests.    The Company has no debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, except debts, obligations and liabilities that are fully reflected in, or reserved against on, the Financial Statements. In any case, all such debts shall be satisfied in full prior to the Closing and all security interests on the Company’s debts shall be terminated prior to the Closing Date.

2.10  Absence of Certain Changes or Events.    Except as set forth herein or except as otherwise contemplated by this Agreement, since the date of most recent Financial Statement provided to Buyer, there has not been (a) any damage. destruction or casualty loss to the physical properties of the Company (whether covered by insurance or not); (b) any material change in the business, operations or financial condition of the Company; (c) any entry into any transaction, commitment or agreement (including without limitation any borrowing or capital expenditure) material to the Company’s course of business; (d) any redemption or other acquisition by the Company of the Company’s capital stock or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the Company’s capital stock; (e) any increase in the rate or terms of compensation payable or to become payable by the Company or any subsidiary to its directors, officers or employees or any increase in the rate or terms of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees; (f) any change in production schedules, acceleration of sales, or reduction of aggregate administrative, marketing, advertising and promotional expenses or research and development expenditures other than in the ordinary course of business; (g) any sale, transfer or other disposition of any asset of the Company to any party, including Sellers, except for payment of third-party obligations incurred in the ordinary course of business in accordance with the Company’s regular payment practices; (h) any termination or waiver of any rights of value to the business of the Company; or (i) any failure by the Company to pay its accounts payable or other obligations in the ordinary course of business consistent with past practice.

2.11  Title to Properties.    Except as set forth herein, the Company has good and marketable title to all of the assets and properties which it purports to own and which are reflected on the Interim Balance Sheet, free and clear of all Encumbrances, except for (a) liens for current taxes not yet due and payable or for taxes the validity of which is being contested in good faith by appropriate proceedings, and (b) Encumbrances which in the aggregate do not materially and adversely affect the business, operations or financial condition of the Company.

2.12  Insurance.    All insurance policies with respect to the properties, assets, operations and business of the Company (the “Insurance Policies”) are in full force and effect. Except as may be otherwise disclosed herein, there are no pending claims against the Insurance Policies by the Company as to which the insurers have denied liability and with respect to which there is a reasonable likelihood of a settlement or determination adverse the Company. There are no circumstances existing which would enable the insurers to avoid liability under the Insurance Policies and there are no other parties having an interest under the Insurance Policies. Except as may be disclosed herein (i) there exists no material claims under the Insurance Policies that have not been properly filed by the Company, (ii) no insurance company has refused to renew any material insurance policy of the Company during the past 18 months, and (iii) there have been no material rate or premium increases or written notice of prospective changes therein on general liability, property or directors and officers liability Insurance Policies during the past 18 months. A list of all of the Insurance Policies has been provided to Buyer.

2.l3  Company Contracts.    Buyer has been provided with the following (to the extent any of the following exist) (such agreements, commitments, and written summaries of oral agreements being sometimes collectively referred to herein as the “Company Contracts”):

(i)  all leases of real property to which the Company is a party (whether as lessor or lessee);

(ii)  all machinery or equipment owned of record or beneficially by the Company, all leases of machinery or equipment to which the Company is a party (whether as lessor or lessee), with the annual rental, the termination date, and the conditions of assignment and renewal being given with respect to each lease;

(iii)  all rights and all licenses, leases, and other agreements relating to rights in other tangible personal property to which the Company is a party;

(iv)  all policies of insurance and fidelity or surety bonds in force with respect to the directors, officers, properties, assets, liabilities, or operations of the Company, in each case with a notation as to the status of premiums paid thereon;

(v)  all agreements of the Company for the borrowing or lending of money;

(vi)  all agreements granting any person a lien, security interest, or mortgage on any property or asset of the Company, including any factoring agreement or agreement for the assignment of receivables or inventory;

(vii)  all agreements of the Company guaranteeing, indemnifying, or otherwise becoming liable for the obligations or liabilities of another;

(viii)  all agreements of the Company with any manufacturer or supplier with respect to discounts or allowances or extended payment terms;

(ix)  all agreements of the Company with any distributor, dealer, sales agent, or representative;

(x)  all agreements which restrict the Company from doing any kind of business or from doing business in any jurisdiction or from competing with any person;

(xi)  all agreements for the purchase of goods, materials, supplies, machinery, capital assets or services in excess of $1,000 in any one case;

(xii)  all employee pension benefit plans which are currently in effect;

(xiii)  all bonus, deferred compensation, profit sharing, pension, retirement, stock option, stock purchase, hospitalization, insurance, medical, dental, or other plans,

arrangements, or practices providing employee or executive benefits;

(xiv)  all shareholders’ agreements, proxies, voting trusts, or powers of attorney to act on behalf of the Company or in connection with its properties or business affairs other than such powers to so act as normally pertain to corporate officers;

(xv)  all agreements relating to the sale of assets of the Company;

(xvi)  all joint venture or partnership agreements with any other person;

(xvii)  all agreements for the construction or modification of any building or structure or for the incurrence of any other capital expenditure;

(xviii)  all advertising agreements;

(xix)  all agreements giving any party the right to renegotiate or require a reduction in price or the repayment of any amount previously paid;

(xx)  all other agreements and commitments (including employment and consulting agreements) to which the Company is a party, by which it is or may be bound, or from which it does or may derive benefit, and a description of the terms thereof; and

(xxi)  the name of each bank in which any Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

Each of the Company Contracts is valid, binding, and enforceable in accordance with its terms for the periods (if any) stated therein, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors’ rights generally and limitations on the availability of equitable remedies; the Company has fulfilled or has taken all actions necessary to enable it to fulfill when due all of its obligations under the Company Contracts, and there is not, under any of the foregoing, any existing default or event of default or any event which, with or without the giving of notice or the passage of time, would constitute a default under any of the Company Contracts. There are no laws, regulations, rules or decrees currently in effect or to be in effect which adversely affect or might adversely affect the Company’s rights under any of the Company Contracts.

2.14  Litigation.    There is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or orally (a) against the Company or against any of the Sellers, in connection with the conduct of the businesses of the Company, (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby, or (c) render the Buyer unable to hold shares in, or designate at least a majority of the members of the Board of Directors of, or exercise control over, the Company. The actions or proceedings described in clauses (a), (b) and (c) are collectively referred to as “Litigation.” Except as disclosed herein, the Company is not subject to any outstanding order, writ, judgment or decree.

2.15  Taxes.    (a) all Federal, state, local and material foreign income, franchise, excise, sales and use tax (“Taxes”) returns required to be filed with respect to the Company have been filed in a timely manner (taking into account all extensions of due dates); (b) the Company has paid, or has made sufficient provision for, or have set up adequate reserves for the payment of, all Taxes shown as due on such returns; (c) the Company has not executed any presently effective waiver or extension of any statute of limitations against assessment and collection of Taxes with respect to the Company; and (d) the proper amounts have been withheld by the Company from employees with respect to all cash compensation paid to employees for all periods in compliance in all material respects with the tax and other withholding provisions of all applicable laws. Except as set forth herein, or as reflected in the Financial Statements, no deficiencies for any taxes have been asserted in writing or assessed against the Company which remain unpaid. A complete listing of unpaid Taxes, including amounts withheld from employees, but not yet paid to any governmental authority as of the Closing Date, shall be included in the Disclosure Schedule, and the Purchase Price shall be adjusted to reflect the obligation of the Company to pay such amounts prior to the Closing Date.

2.16  Compliance with Laws.    Except as set forth herein, the Company has complied in all material respects with all laws, statutes, rules, regulations, judgments, decrees and orders applicable to its business (including without limitation, any of the above which relate to the environment).

2.17  Consents.    No consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Sellers of this Agreement and the consummation by Sellers of the transactions contemplated hereby.

2.18  Licenses and Permits.    The Company has all governmental licenses and permits and other governmental authorizations and approvals required for the conduct of its businesses as conducted as of the Closing Date and has provided the same to Buyer.

2.19  Investment Intent.    By their respective signatures hereunder, Sellers hereby represent that they fully understand (1) that the VCG Shares they are acquiring under this Agreement have not been registered under the 1933 Act or any other applicable state securities laws (collectively, the “Securities Acts”) because the VCG Shares have been issued in reliance upon exemptions from the registration requirements of the Securities Acts, (2) that such exemptions under the 1933 Act concern the issuance of securities not involving a public offering, (3) that Buyer has relied upon the fact that the VCG Shares are to be held by Sellers for investment, and (4) that exemptions from registration under the Securities Acts would not be available if the VCG Shares were acquired by Sellers with a view to distribution. Accordingly, Sellers hereby confirm to Buyer that they are acquiring the VCG Shares for their own account, for investment or in connection with their active involvement in the business of Buyer and not with a view to the resale or distribution thereof. Sellers agree that they will not transfer, sell, offer for sale or otherwise dispose of any of the VCG Shares unless there is an effective registration statement or other qualification or exemption from registration relating to such securities under the 1933 Act and any applicable Securities Acts or unless Buyer receives an opinion of counsel satisfactory to Buyer that such registration or other qualification under the 1933 Act and any applicable Securities Acts is not required. A legend restricting the transfer of the VCG Shares and setting forth the substance of this Agreement with respect to the transfer of the VCG Shares may be placed on any certificate representing the Shares. Sellers understand that Buyer is under no obligation to register the VCG Shares or to assist Sellers in complying with any exemption from registration under the Securities Acts if they should, at a later date, wish to dispose of the VCG Shares. Sellers acknowledge that Buyer has given Sellers access to material information concerning Buyer and that Sellers have requested such information which Sellers consider necessary or advisable to enable them to make a decision to purchase the VCG Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows:

3.1  Organization.    Buyer is an individual acting on its own behalf and not as an agent or on behalf of any other person or entity. Buyer has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

3.2  No Conflicts.    The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which Buyer is subject, (ii) violate any order, judgment or decree applicable to Buyer or (iii) conflict with, or result in a breach or default under, any term or condition of any material agreement or other instrument to which Buyer is a party or by which he may be bound; except for violations, convicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

3.3  Consents.    Except as set forth herein, no consent, approval or authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions and filings, if any, which Sellers or the Company are required to obtain or make.

3.4   Litigation.    There is no action, proceeding or investigation in any court or before any governmental or regulatory authority pending or threatened in writing or, to Buyer’s knowledge, orally threatened which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

ARTICLE IV

CONDITIONS TO BUYER’S OBLIGATIONS

The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Buyer may waive in writing:

4.l  Representations, Warranties and Covenants of Sellers.    Sellers shall have complied in all material respects with all of their agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Sellers contained herein shall he true, complete, and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date.

4.2  Further Action.    All action (including notifications and filings) that shall be required to be taken by Sellers in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Sellers to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

4.3  No Governmental or Other Proceeding.    No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereat shall be pending or threatened as of the Closing Date.

4.4  Delivery of Shares.    Buyer shall have received certificates representing the Shares.

4.5  Resignations.    Buyer shall receive the resignations of all the officers and directors of the Company at the Closing.

ARTICLE V

CONDITIONS TO SELLER’S OBLIGATIONS

The obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Sellers may waive in writing:

5.1  Representations, Warranties and Covenants of Buyer.    Buyer shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and of the representations and warranties of Buyer contained herein shall be true, complete, and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true, complete, and correct as of the specified date.

5.2  Further Action.    All action (including notifications and filings) that shall be required to be taken by Buyer in order to consummate the transactions contemplated hereby shall have been taken and all consents, approvals, authorizations and exemptions from third parties that shall be required in order to enable Sellers to consummate the transactions contemplated hereby shall have been duly obtained (except for such actions, consents, approvals, authorizations and exemptions, the absence of which would not prohibit consummation of such transactions or render such consummation illegal), and, as of the Closing Date, the transactions contemplated hereby shall not violate any applicable law or governmental regulation.

5.3  No Governmental or Other Proceeding.    No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened in writing as of the Closing Date.

ARTICLE VI

SURVIVAL AND INDEMNIFICATION

6.l  Survival.    The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive the Closing without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term. A claim for indemnification by a party against the other under this Article for inaccuracy in a representation or warranty or breach of any covenants and agreements contained herein must be asserted in writing and in accordance with Section 6.3 prior to the expiration of the applicable time period referenced above, following which the same shall be barred for all purposes. If written notice of a claim for indemnification is given in accordance with Section 6.3 prior to the expiration of the applicable time period referenced above, then the representation, warranty, covenant, or agreement applicable to such claim shall survive until, but only for purposes of, resolution of such claim.

6.2  Indemnification.    Subject to the provisions of Section 6.1, from and after the Closing Date, the Sellers, jointly and severally, shall indemnify and hold harmless the Buyer and the Company, and the Buyer and the Company shall indemnify and hold harmless the Sellers (the party seeking indemnification being referred to as the “Indemnified Party” and the party against whom indemnification is sought being referred to as the “Indemnifying Party”) from and against any and all claims, losses, liabilities and damages, including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable fees and disbursements of counsel, arising out of or resulting from the inaccuracy or breach of any representation or warranty, or the breach of any covenant or agreement, contained herein or in any instrument or certificate delivered pursuant hereto. An Indemnified Party shall make no claims against an Indemnifying Party for indemnification with respect to the representations and warranties contained herein or in any covenants and agreements contained in this Agreement, unless and until the aggregate amount of such claims against the Indemnifying Party exceeds $10,000.00 (the “Threshold Amount”), whereupon the Indemnified Party may claim indemnification for the whole amount of such claims, or any portion thereof, including the Threshold Amount.

6.3  Notice of Claim.    The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim for indemnification, specifying in detail the basis of such claim, the facts pertaining thereto and, if known, the amount, or an estimate of the amount, of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter all information and documentation necessary to support and verify the claim asserted and the Indemnifying Party shall be given reasonable access to all books and records in the possession or control of the Indemnified Party or any of its affiliates which the Indemnifying Party reasonably determines to be related to such claim.

6.4  Defense.    If the facts giving rise to a right to indemnification arise out of the claim of any third party, the Indemnifying Party may assume the defense or the prosecution thereof, including the employment of counsel, at its cost and expense. The Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate therein, but the fees and expenses of such counsel employed by the Indemnified Party shall be at its expense. The Indemnifying Party shall not be liable for any settlement of any such claim effected without its prior written consent which consent shall not be unreasonably withheld. Whether or not the Indemnifying Party does choose to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records. information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnification provided hereunder.

ARTICLE VII

TERMINATION PRIOR TO CLOSING

7.1  Termination of Agreement.    This Agreement may be terminated at any time prior to the Closing:

(i)  By the mutual written consent of Buyer and the Sellers; or

(ii)  By either Sellers or Buyer, if one or the other, as the case may be, shall (x) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (y) materially breaches any of its representations, warranties, covenants or agreements contained herein, which failure or breach is not cured within five (5) days after the party seeking to terminate has notified the other party in writing of its intent to terminate this Agreement pursuant to this clause.

7.2  Termination of Obligations.    Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder; provided, however, that termination pursuant to clause (ii) or (iii) of Section 7.1 shall not relieve the defaulting or breaching party from any liability to the non-breaching party hereto resulting from its willful breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.1  Entire Agreement.    This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

8.2  Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto, except that the Buyer may, at its election and without the prior written consent of Sellers, assign this Agreement to any affiliate of Buyer so long as the representations and warranties of Buyer made herein are equally true of such assignee. If this Agreement is assigned with such consent or pursuant to such exceptions, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights or obligations hereof shall relieve any party of its obligations under this Agreement. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

8.3  Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

8.4  Headings.    The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

8.5  No Waiver.    No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

8.6  Expenses.    Sellers and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

8.7  Notices.    Any notice, request, instruction or other document (each, a “notice”) to be given hereunder by any party hereto to any other party hereto shall he in writing and delivered personally or sent by registered or certified mail, postage prepaid.

Buyer:

VCG Holding Corp.
1601 W. Evans, Suite 200
Denver, Colorado 80223
Attn: Micheal L. Ocello, President

Sellers:

Troy H. Lowrie
1601 W. Evans, Suite 200
Denver, Colorado 80223

8.8  Further Assurances.    From and after the Closing Date, each party, at the request of the other party and at the requesting party’s expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Shares in Buyer and otherwise enable Buyer and Sellers to enjoy the respective benefits contemplated by this Agreement.

8.9  Governing Law.    The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the Laws of Colorado, without giving effect to the principles of conflicts of law thereof.

8.l0  Consent to Jurisdiction.    Each of Company, Sellers and Buyer (a) consents and submits to the jurisdiction of the Courts of Colorado and of the Courts of the United States for a judicial district within the territorial limits of Colorado for all purposes of this Agreement and any Ancillary Document to which it is a party, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation or liability arising under or by reason hereof and thereof; (b) consents a submits to the venue of such action or proceeding in Denver, Colorado (or such judicial district of a Court of the United States as will include the same).

8.11  Public Announcements.    Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

8.12  Specific Performance.    Buyer on the one hand, and Sellers, on the other hand, each acknowledges that the other will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by it of any of its covenants or agreements which are contained in this Agreement. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of such covenants and agreements, Sellers or Buyer, as the case may be, shall have the right to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, the other’s covenants or agreements contained in this Agreement.

8.13  Attorneys’ Fees.    In the event of any action or proceeding brought by any party against another under this Agreement, the prevailing party or parties shall be entitled to recover all expenses incurred through the date of final collection, including without limitation, all attorneys’ fees.

IN WITNESS WHEREOF, the parties hereto has caused this Agreement to be executed effective as of the date first above written.

BUYER: VCG HOLDING CORP.

By:	/s/ MICHEAL L. OCELLO
Micheal L. Ocello President

SELLERS: LOWRIE MANAGEMENT, LLLP

By:	/s/ TROY H. LOWRIE
Troy H. Lowrie, President

/s/ TROY H. LOWRIE
Troy H. Lowrie, Individually